SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:

( )  Preliminary Proxy Statement           ( )  Confidential, for Use of the
                                                Commission Only (as permitted
                                                by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            EMPIRE OF CAROLINA, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                            EMPIRE OF CAROLINA, INC.
                              5150 LINTON BOULEVARD
                           DELRAY BEACH, FLORIDA 33484

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 8, 1999


To the Stockholders of EMPIRE OF CAROLINA, INC.:

        You are cordially invited to attend the Annual Meeting of the Stockholders (the "Annual Meeting") of Empire of Carolina, Inc. (together with its subsidiaries, the "Company"), which will be held at Chase Conference Center, 270 Park Avenue, 11th Floor, Room A, New York, New York on June 8, 1999, at 9:30 a.m., local time, for:

        (1) The holders of the Series A Preferred Stock (the "Series A Holders") to consider and act on a proposal to expand the number of directors actually constituting the Company's Board of Directors (the "Board") from six to seven.
        (2) The Series A Holders to elect two members to the Board of Directors and the Series A Holders and the holders of Common Stock (the "Common Holders," and collectively with the Series A Holders, the "Voting Holders"), voting together, to elect five members to the Board, all such persons being elected to hold office for a one-year term and until their respective successors are duly elected and qualified.
        (3) The Voting Holders to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.
        (4) The Voting Holders to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

        Only holders of record of Common Stock and Series A Preferred Stock at the close of business on April 15, 1999, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the meeting, at the offices of Greenberg, Traurig, P.A., 200 Park Avenue, New York, New York 10166 during ordinary business hours for ten days prior to the Annual Meeting. Such list shall also be available during the Annual Meeting. A copy of the Annual Report of the Company for the fiscal year ended December 31, 1998 is enclosed herewith.

        STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARDS AND RETURN THEM WITHOUT DELAY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AND PREFER TO VOTE IN PERSON OR IF YOU REVOKE THE PROXY.

                                    By order of the Board of Directors,


                                    Lawrence Geller, Secretary

April 23, 1999
Delray Beach, Florida

                            EMPIRE OF CAROLINA, INC.
                              5150 LINTON BOULEVARD
                           DELRAY BEACH, FLORIDA 33484


                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 8, 1999

                     SOLICITATION AND REVOCATION OF PROXIES

        These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Empire of Carolina, Inc., a Delaware corporation (the "Company" or "Empire"), for use at the Annual Meeting of Stockholders of the Company and for any adjournments or postponements thereof (the "Annual Meeting"), to be held at Chase Conference Center, 270 Park Avenue, 11th Floor, Room A, New York, New York on June 8, 1999, at 9:30 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A proxy (the "Proxy") for the Annual Meeting is enclosed, by means of which you may indicate your votes as to the proposals described in this Proxy Statement as to which your Proxy is being solicited. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, the applicable Proxy, and the 1998 Annual Report to Stockholders are first being mailed to stockholders on or about April 26, 1999.

        Proxies are being solicited hereby from the holders (the "Series A Holders") of the Company's Series A Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), as to Proposal 1 (expansion of the Board), and Proposal 2 (with respect to the election of two of the seven director nominees). Proxies are being solicited hereby from the holders (the "Common Holders") of the Company's Common Stock, par value $.01 per share ("Common Stock") and the Series A Holders (collectively with the Common Holders, the "Voting Holders"), as to the election of five (or if Proposal 1 is not approved, four) of the nominees for the Board pursuant to Proposal 2 and as to Proposal 3 (ratification of auditors).

        Because of these circumstances, separate forms of proxy are applicable to the Series A Holders and the Common Holders. To the extent that any Voting Holder owns both Series A Preferred Stock and Common Stock, such stockholder will receive two separate proxy cards, and must complete and return BOTH of such proxies in order to ensure that the voting power represented by both the Series A Preferred Stock and Common Stock held by such person are voted by proxies.

        IN THE ABSENCE OF CONTRARY INSTRUCTIONS, SHARES REPRESENTED BY ANY PROXY WILL BE VOTED FOR THE ELECTION OF THE APPLICABLE NOMINEES LISTED IN PROPOSAL 2 AND FOR ALL OF THE OTHER PROPOSALS AS TO WHICH SUCH PROXY APPLIES. All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in accordance with the stockholder's instructions contained in such Proxy. A stockholder may revoke his Proxy at any time before it is exercised by filing with the Secretary of the Company at its executive offices in Delray Beach, Florida, either a written notice of revocation or a duly executed Proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote his or her shares in person.

        The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone, facsimile, telegram and personal contacts by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

                 VOTING RIGHTS AND VOTING SECURITIES OUTSTANDING

        The Company has fixed April 15, 1999 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. As of March 31, 1999, the Company had outstanding 16,615,590 shares of Common Stock and 1,722,287 shares of Series A Preferred Stock, the only outstanding voting securities of the Company. In addition, as of March 31, 1999, the Company had outstanding 1,450.9607 shares of Series C Preferred Stock which is non-voting except as expressly provided by law or the Company's Certificate of Designation for the Series C Preferred Stock.

        With respect to each proposal as to which the holders of the Series A Preferred Stock vote separately (i.e., Proposal 1 and the election of two of the directors pursuant to Proposal 2), each holder of Series A Preferred Stock is entitled to one vote for each share held. With respect to such proposals, holders of 50% of the outstanding shares of Series A Preferred Stock shall constitute a quorum.

        With respect to all other matters, each Series A Holder is entitled to eight votes for each share of Series A Preferred Stock held, and each Common Holder is entitled to one vote for each share of Common Stock held. The affirmative vote by holders of Series A Preferred Stock and Common Stock representing a majority of the voting power of all shares of Series A Preferred Stock and Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required for approval of these proposals. With respect to Proposal 2, the holders of Common Stock and Series A Preferred Stock do not have cumulative voting rights, which means (a) the directors to be elected by the Series A Holders voting alone will be elected by the vote of the holders of a plurality of the shares of Series A Preferred present, in person or by proxy, and entitled to vote at the Annual Meeting and (b) the other directors to be elected will be elected by the vote of the Series A Holders and Common Holders representing a plurality of the voting power of all shares of Series A Preferred Stock and Common Stock held by holders present in person or by proxy and entitled to vote at the Annual Meeting.

        Abstentions and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes will have no effect upon the outcome of Proposals 1, 2 or 3.

        A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the meeting, at the offices of Greenberg, Traurig, P.A., 200 Park Avenue, New York, New York 10166 during ordinary business hours for ten days prior to the Annual Meeting. Such list also shall be available at the Annual Meeting.



                SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth, as of March 31, 1999, certain information concerning those persons known to the Company, based on information known to the Company, contained in statements filed with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and/or obtained from such persons, with respect to the beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of Common Stock, Series A Preferred Stock and Series C Preferred Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding Common Stock, (ii) each Director and nominee for election as a director, (iii) each executive officer named in the Summary Compensation Table, and (iv) all current directors and executive officers as a group:

                                                        Common Stock        Series A              Series C             Fully Diluted
Name and Address of Beneficial Owner (1)                Ownership (2)    Preferred Stock (3)     Preferred Stock (4)   Ownership (5)
---------------------------------------------------   ------------------------------------------------------------------------------
DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
William H. Craig (6)                                      169,966                0                      0                     *
                                                            1.01%

John J. Doran (7)                                         106,667           10,000                      0                     *
                                                          *                  *

Lawrence Geller (8)                                       151,000                0                      0                     *
                                                          *

Charles S. Holmes (9)                                   4,311,908          145,000                      0                 8.62%
                                                           20.87%            8.42%

Timothy Moran (10)                                      1,683,332           50,000                      0                 3.37%
                                                            9.73%            2.90%

James J. Pinto (11)                                     3,815,419          110,000                      0                 7.63%
                                                           18.80%            6.39%

J. Artie Rogers (12)                                       30,000                0                      0                     *
                                                           *

Mark S. Rose (13)                                       2,475,000           50,000                      0                 4.95%
  35 Boylan Lane                                           14.50%            2.90%
  Blue Point, NY  11714

Frederick W. Rosenbauer, Jr. (14)                          49,167                0                      0                     *
                                                           *

Lenore H. Schupak (15)                                    230,000           22,500                      0                     *
                                                            1.38%            1.38%

All Current or Proposed Directors and Executive        13,022,459          387,500                      0                 24.57%
Officers As A Group (10 persons above)                     50.62%           21.99%

OTHER 5% STOCKHOLDERS
WPG Corporate Development Associates IV,                6,459,293                0                  1,148                 13.25%
L.P. (16)                                                  29.47%                                  80.91%
  One New York Plaza
  New York, New York  10004

WPG Corporate Development Associates IV                 1,557,556                0                    277                  3.12%
(Overseas), Ltd. (17)                                       8.65%                                  19.09%
  One New York Plaza
  New York, New York  10004

Steven E. Geller (18)                                   1,231,167                0                      0                  2.46%
  17212 Whitehaven Drive                                    7.25%
  Boca Raton, FL  33496

* less than 1%

(1) Unless otherwise indicated, the business address of the persons and entities named in the above table is care of Empire of Carolina, Inc., 5150 Linton Boulevard, Delray Beach, Florida 33484. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares listed in the table, subject to community property laws, where applicable.

(2) For purposes of this column, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days. For purposes of calculating the number and computing the percentage of outstanding shares of Common Stock held by each person or group of persons, any security which such person or group of persons has the right to acquire within 60 days is deemed to be outstanding, including conversions of preferred stock and warrants, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) Percentages are based solely upon the number of shares of Series A Preferred Stock held as of March 31, 1999. As of March 31, 1999 1,722,287 shares of Series A Preferred Stock were outstanding. Each share of Series A Preferred Stock has a stated value of $10 (the "Stated Value"). Each share of Series A Preferred Stock is convertible at any time at the option of the holder into Common Stock at a rate of one share of Common Stock for each $1.25 of Stated Value of Series A Preferred Stock. Each share of Series A Preferred Stock votes on all matters to be voted on by the Common Holders on an as if converted basis.

(4) There are a total of 1,500 shares of Series C Preferred Stock authorized, and, as of March 31, 1999, 1450.9607 of such shares were outstanding. Holdings of Series C Preferred Stock have been rounded to the nearest whole number in the chart. Each share of Series C Preferred Stock has a Stated Value per share of $10,000 and is convertible at any time, at the option of the holder thereof, into one share of Common Stock for every $2.00 of Stated Value of Series C Preferred Stock. Except as otherwise expressly provided by law or the Company's Certificate of Designation of the Series C Preferred Stock or Bylaws, the Series C Preferred Stock is non-voting.

(5) On a fully diluted basis, as of March 31, 1999, a total of 49,995,414 shares of Common Stock would be outstanding. This amount is composed of
        (i) the 16,615,590 shares of Common Stock outstanding, (ii) the 13,778,296 shares of Common Stock issuable upon conversion of the 1,722,287 shares of Series A Preferred Stock outstanding, (iii) the 10,194,725 shares of Common Stock issuable upon the exercise of the warrants, (iv) the 7,254,803 shares of Common Stock issuable upon conversion of the 1450.9607 shares of Series C Preferred Stock outstanding, (v) the 1,699,500 shares of Common Stock issuable upon the exercise of options issued pursuant to the Company's Amended and Restated 1994 Stock Option Plan (the "1994 Stock Option Plan") and outstanding (whether or not exercisable within 60 days), (vi) the 430,000 shares of Common Stock issuable upon the exercise of options issued pursuant to the Company's 1998 Stock Option Plan (the "1998 Stock Option Plan") and outstanding on the Record Date (whether or not exercisable within 60 days of the Record Date) and (vii) the 22,500 shares of Common Stock issuable upon the exercise of options issued pursuant to the Company's Non-Employee Director Stock Option Plan (the "Non-Employee Director Stock Option Plan") and outstanding. The calculation does not include shares (a) eligible for issuance but not subject to outstanding awards pursuant to the 1994 and 1998 Stock Option Plans and the Non-Employee Director Stock Option Plan or (b) eligible for issuance but not actually issued pursuant to the Company's 1996 Employee Stock Purchase Plan. The percentage represents the percentage of such total represented by the shares of Common Stock owned by each such person as reflected in the column of this table headed "Common Stock Ownership."

(6) Represents shares of Common Stock which Mr. Craig has the right to acquire within sixty days pursuant to options granted under the 1994 and 1998 Stock Option Plans.

(7) Represents (a) 15,000 shares of Common Stock, (b) 10,000 shares of Series A Preferred Stock which are convertible into 80,000 shares of Common Stock, (c) 10,000 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $1.375 per share and (d) 1,667 shares of Common Stock which Mr. Doran has the right to acquire within sixty days pursuant to options granted under the Non-Employee Director Stock Option Plan.

(8) Represents (a) 1,000 shares of Common Stock and (b) options to purchase 150,000 shares issued pursuant to the 1994 Stock Option Plan which are exercisable within sixty days.

 (9) Represents (a) 145,000 shares of Series A Preferred Stock which are convertible into 1,160,000 shares of Common Stock; (b) 2,773,752 shares of Common Stock issuable upon the exercise of warrants by Mr. Holmes at an exercise price of $1.375 per share; (c) 265,656 shares of common stock and (d) 112,500 shares of common stock which Mr. Holmes has the right to acquire within sixty days pursuant to options granted under the 1994 Stock Option Plan.

(10) Represents (a) 50,000 shares of Series A Preferred Stock which are convertible into 400,000 shares of Common Stock, (b) 50,000 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $1.375 per share, (c) 1,000,000 shares of Common Stock and (d) options to purchase 233,332 shares pursuant to the 1994 and 1998 Stock Option Plans which are exercisable within sixty days.

(11) Represents: (I) Securities owned directly by Mr. Pinto: (a) 24,500 shares of Series A Preferred Stock which are convertible into 196,000 shares of Common Stock; (b) 2,613,252 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $1.375 per share;
        (c) 132,500 shares of common stock and (d) 114,167 shares of common stock which Mr. Pinto has the right to acquire within sixty days pursuant to options granted under the 1994 Stock Option Plan and the Non-Employee Director Stock Option Plan; (II) Securities owned by TelCom Partners, L.P. of which Mr. Pinto is the sole general partner and has shared voting and investment power: (a) 72,500 shares of Series A Preferred Stock which are convertible into 580,000 shares of Common Stock and (b) 62,500 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $1.375 per share; and (III) Securities owned by Churchill Associates, L.P., of which Mr. Pinto owns 50% of Churchill, Inc., the sole general partner and has shared voting and investment power: (a) 13,000 shares of Series A Preferred Stock which are convertible into 104,000 shares of Common Stock and (b) 13,000 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $1.375 per share.

(12) Represents shares of Common Stock which Mr. Rogers has the right to acquire within sixty days pursuant to options granted under the 1994 Stock Option Plan.

(13) Represents (a) 1,900,000 shares of Common Stock, (b) 50,000 shares of Series A Preferred Stock which are convertible into 400,000 shares of Common Stock, and (c) 50,000 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $1.375 per share. Also represents 125,000 shares of Common Stock owned by E. Joy Rose, over which Mr. Rose has shared voting and investment power.

(14) Represents (a) 47,500 shares of Common Stock and (b) 1,667 shares of Common Stock which Mr. Rosenbauer has the right to acquire within sixty days pursuant to options granted under the Non-Employee Director Stock Option Plan. Mr. Rosenbauer became a director of the Company in February 1998.

(15) Represents (a) 25,000 shares of Common Stock, (b) 22,500 shares of Series A Preferred Stock which are convertible into 180,000 shares of Common Stock, (c) 22,500 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $1.375 per share and (d) 2,500 shares of Common Stock which Ms. Schupak has the right to acquire within sixty days pursuant to options granted under the Non-Employee Director Stock Option Plan.

 (16) Represents (a) 717,095 shares of Common Stock and (b) 1,148.4396 shares of Series C Preferred Stock which are currently convertible into 5,742,198 shares of Common Stock. Voting and dispositive powers are exercised through its fund investment adviser member, WPG P.E. Fund Adviser, L.P.

(17) Represents (a) 172,913 shares of Common Stock and (b) 277 shares of Series C Preferred Stock which are currently convertible into 1,384,643 shares of Common Stock. Voting and dispositive powers are exercised through its overseas general partner, WPG CDA IV (Overseas), Ltd.

(18) Represents (a) 122,128 shares of Common Stock, (b) 734,039 shares of Common Stock with respect to which Mr. Geller holds voting power pursuant to a voting agreement with Barry S. Halperin, and (c) 375,000 shares of Common Stock which Mr. Geller has the right to acquire within sixty days pursuant to options granted under the 1994 Stock Option Plan.

                                   PROPOSAL 1

                       EXPANSION OF THE BOARD OF DIRECTORS
                           FROM SIX TO SEVEN DIRECTORS


        Pursuant to the Certificate of Designation filed by the Company with respect to the Series A Preferred Stock, an increase in the actual size of the Board requires the approval of the Series A Holders.

        The Board has determined that at the present time it would be beneficial to increase the size of the Board so that (i) each of the currently serving directors can continue to serve the Company, and (ii) Mr. Mark S. Rose can be added to the Board. The Company believes that each of the current directors brings a unique perspective and either represents a distinct constituency of the Company's stockholders or is an independent director. The Board also believes that Mr. Rose has significant personal experience and skills which could assist the Company in its continued efforts to improve its financial condition and operating results. Accordingly, the Board has recommended to the Series A Holders that they approve the increase in the size of the Board from six to seven directors. In the event the Proposal is not approved, the Board will withdraw Mr. Rose's nomination. See "Proposal 2".

        The affirmative vote of Series A Holders holding a majority of the shares of Series A Preferred Stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve this increase.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SERIES A HOLDERS VOTE FOR THE APPROVAL OF THE INCREASE IN THE SIZE OF THE BOARD FROM SIX TO SEVEN DIRECTORS.


                                   PROPOSAL 2

                              ELECTION OF DIRECTORS

        The Board has nominated Charles S. Holmes, James J. Pinto, John J. Doran, Timothy Moran, Mark S. Rose, Frederick W. Rosenbauer, Jr., and Lenore H. Schupak for election as directors at the Annual Meeting to hold office for a one-year term and until their successors are duly elected and qualified. With the exception of Mr. Rose, each of the nominees currently serves as a Director.

        Pursuant to the Certificate of Designation filed by the Company with respect to the Series A Preferred Stock, two board members are to be elected by the Series A Holders, voting alone (the "Preferred Directors"), with the remaining directors ("Other Directors") to be elected by the holders of Common Stock and Series A Preferred Stock voting together as a class. Proposal 1 would permit an increase in the size of the Board from six to seven. Accordingly, the Board has made Mr. Rose's nomination contingent upon approval of Proposal 1 by the Series A Holders. The nominees for directors are as follows:


        Preferred Director Nominees         Other Director Nominees
        ---------------------------         -----------------------
        Charles S. Holmes                   John J. Doran
        James J. Pinto                      Timothy Moran
                                            Mark S. Rose
                                            Frederick W. Rosenbauer, Jr.
                                            Lenore H. Schupak


        Proxies will be solicited from the Common Holders with respect to the election of Messrs. Doran, Moran, Rose, Rosenbauer and Ms. Schupak. Proxies will be solicited from the Series A Holders with respect to all seven nominees.

        The voting persons named in the enclosed Proxy intend to vote in favor of the election of each of the persons named below unless authorization is withheld. If any of the nominees becomes unavailable for election, votes will be cast for the election of such other person or persons as the proxy holders, in their judgment, may designate. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve.

        Set forth below is certain information as of the Record Date concerning each nominee, including his or her age, present principal occupation and business experience during the past five years and the period he or she has served as a director.

  Name                                Age                    Director Since
  ----                                ---                    --------------
Charles S. Holmes................     54                        May 1997
John Doran.......................     49                     November 1997
Timothy Moran....................     35                        May 1998
Mark S. Rose.....................     56                          N/A
Frederick W. Rosenbauer, Jr......     64                     February 1998
James J. Pinto...................     47                     September 1997
Lenore H. Schupak................     44                        May 1997

        CHARLES S. HOLMES has served as a director of the Company since May 1997 and as Chairman of the Board of Directors since June 1997. Since 1991, Mr. Holmes has served as principal and is the sole stockholder of Asset Management Associates of New York, Inc., a New York-based firm specializing in acquisitions of manufacturing businesses. Mr. Holmes has been an officer of HPA Associates, LLC since October 1996.

        JOHN J. DORAN has served as a director of the Company since November 1997. Since September 1985, Mr. Doran has been the President of Citizens Medical Corporation, a pharmacy benefit management company.

        TIMOTHY MORAN has served as a director, President and Chief Executive Officer of the Company since May 1998. He was President and Chief Operating Officer from February 1998 to May 1998. Since February 1993, Mr. Moran has been President of Apple Sports, Inc. and Apple Golf Shoes, Inc. Mr. Moran is the son-in-law of Mark S. Rose.

        MARK S. ROSE is a first-time nominee to the Company's Board of Directors. Mr. Rose has twelve years experience in the sporting goods industry. He served as Chairman of the Board and Chief Executive Officer of Apple Sports, Inc. from 1986 until May 1998 when Apple Sports Inc. was purchased by the Company. Since 1991 he has been Chairman of the Board and Chief Executive Officer of Clare Rose of Nassau, Inc., an Anheuser Bush wholesale beverage distributor for Long Island, New York. Mr. Rose is the father-in-law of Timothy Moran.

        FREDERICK W. ROSENBAUER, JR. has served as a director of the Company since February 1998. In December 1998, Mr. Rosenbauer retired from the United States Trust Company of New York, where he served as a Vice President since 1988.

        JAMES J. PINTO has served as a director of the Company since September 1997. Since 1990, Mr. Pinto has been the President of the Private Finance Group Corp. a merchant banking company, and has been an officer of HPA Associates, LLC since October 1996. Mr. Pinto is a director of the following publicly traded companies: Anderson Group, Inc. (an electronics manufacturer), Bristol Hotels and Resorts and National Capital Management Corp.

        LENORE H. SCHUPAK has served as a director of the Company since May 1997. Since 1990, Ms. Schupak has been President and principal owner of LHS Environmental Management, Inc., a New Jersey based company which provides environmental management consulting services in North America and Europe. From 1979 to 1989, she was an executive with American Standard, Inc., most recently serving as Corporate Director, Environmental Technology.

                               BOARD OF DIRECTORS


        At the Annual Meeting of Shareholders held on September 25, 1997, the shareholders of the Company approved a proposal amending the Company's Certificate of Incorporation to provide that the Board of Directors shall be comprised of a maximum of eight directors. The actual size of the Board is restricted, however, by the Certificate of Designation filed for the Series A Preferred Stock, which requires that increases in the actual size of the Board above five be approved by the Series A Holders.

        At the Annual Meeting of Stockholders held on September 25, 1997, the Series A Holders approved an increase in the size of the Board to 6 members, and 6 members were elected to the Board. On May 28, 1998, the Board of Directors approved a resolution electing Mr. Timothy Moran to serve as a seventh member of the Board, in contravention of the Certificate of Designation of the Series A Preferred Stock. Mr. Moran was also elected to the Executive Committee on May 28, 1998.

        Mr. Steven Geller resigned from the Board on January 20, 1999 bringing the size of the Board into compliance with the Certificate of Designation for the Series A Preferred Stock. On April 8, 1999, the six member Board of Directors approved a resolution ratifying all of the actions taken by the Board of Directors and the Executive Committee during the period from May 29, 1998 to January 20, 1999.


COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

        The Board has established three committees: an Executive Committee, a Compensation Committee and an Audit Committee. Each such committee has two or more members, who serve at the pleasure of the Board.

        The Board of Directors met 4 times during 1998. The Compensation Committee met 4 times, the Audit Committee met 1 time and the Executive Committee met 5 times during 1998. All incumbent members of the Board attended at least 75% of the meetings of the Board and each of the committees on which he or she served during the period in which he or she was a director in 1998.

        The Executive Committee is authorized to exercise all of the authority of the Board that may be delegated to a committee of the Board under Delaware law, other than the authority to authorize dividends and other distributions, to fill vacancies on the Board or its committees, to amend, adopt or repeal certificate of incorporation or by-law provisions, to approve mergers or matters requiring stockholder approval, or (except within certain prescribed limits) to authorize or approve the issuance or reacquisition of shares and related matters. At the beginning of 1998 the Executive Committee consisted of Messrs. Geller, Holmes and Pinto. On May 28, 1998, the Executive Committee was reconstituted to consist of Messrs. Holmes, Moran and Pinto, who continue to serve on the Executive Committee.

        The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors with respect to compensation of executive officers, other compensation matters and awards under the Company's equity benefit plans. Mr. Pinto and Ms. Schupak have served on the Compensation Committee since March 15, 1998. Prior to March 15, 1998 Ms. Schupak and Mr. Steven Hutchinson served on the Compensation Committee.

        The Audit Committee is responsible for reviewing the Company's financial statements, audit reports, internal financial controls and the services performed by the Company's independent public accountants, and for making recommendations with respect to those matters to the Board. Messrs. Doran, Rosenbauer and Pinto have served on the Audit Committee since March 15, 1998. Prior to March 15, 1998, Mr. Doran and Ms. Schupak served on the Audit Committee.

DIRECTORS' COMPENSATION

        Prior to March 15, 1998, the Company agreed to pay each director who is not an employee of the Company (a "Non-Employee Director") a retainer of $15,000 per year, plus $2,500 for each meeting of the Board or a committee attended in person. In addition, each Non-Employee director receives 5,000 options to purchase Common Stock of the Company at the first Annual Meeting of Shareholders after their election, and 2,500 options each year thereafter pursuant to the Non-Employee Director Stock Option Plan.

        On February 19, 1998, the Board approved a resolution effective
March 15, 1998, setting compensation for service on Committees of the Board at $2,500 per year, regardless of the number of Committee meetings attended. All directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board or its committees. Charles S. Holmes does not receive any directors' fees, however, he was entitled to receive $10,000 per month for serving as Chairman of the Board of Directors.

        On December 10, 1998, the Board approve a resolution allowing the Non-Employee directors to take all or any portion of their 1998 fees in unregistered Company stock at $.50 per share, the closing price of the Stock on December 10, 1998. Messrs. Pinto and Rosenbauer received 27,500 and 17,500 shares of Common Stock, respectively, in lieu of their directors' fees, and Mr. Holmes received 160,656 in lieu of his compensation as Chairman of the Board.

        On March 23, 1999 the Board approved a resolution setting the 1999 compensation for non-employee directors at 15,000 shares of unregistered stock plus $10,000, in addition to the option grants described above, and allowing directors to elect to take an additional 15,000 shares of unregistered stock in lieu of the $10,000 cash payment. The Board further resolved that Charles S. Holmes and James J. Pinto would receive an additional 75,000 shares of unregistered stock each for their service on the executive committee.

        In consideration of these resolutions, Mr. Holmes agreed to waive any fees he was entitled to receive for his services as Chairman during 1999. Furthermore, Messrs. Holmes, Pinto, and Rosenbauer elected to take the additional 15,000 shares of unregistered stock in lieu of the $10,000. On March 24, 1999, pursuant to these resolutions and elections, the Company issued unregistered stock to: Charles S. Holmes--105,000 shares; John Doran--15,000 shares; James J. Pinto--105,000 shares; Frederick W. Rosenbauer, Jr.--30,000 shares; Lenore H. Schupak--15,000 shares.


        Directors who were officers or employees of the Company, and Steven Geller, who served as a consultant to the Company, were not paid for their service on the Board or its committees during 1998.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SERIES A HOLDERS VOTE FOR THE APPROVAL OF THE PREFERRED DIRECTOR NOMINEES.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE VOTING HOLDERS VOTE FOR THE APPROVAL OF THE OTHER DIRECTOR NOMINEES.


                                   PROPOSAL 3

                     RATIFICATION OF APPOINTMENT OF AUDITORS

        The Board has appointed Deloitte & Touche LLP, certified public accountants, to continue as the Company's independent auditors and to audit the books of account and other records of the Company for the fiscal year ending December 31, 1999.

        Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

        The affirmative vote of Series A Holders and Common Holders possessing a majority of the voting power represented by the shares of Series A Preferred Stock and Common Stock which actually are voted hereon is required to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE VOTING HOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.


                             EXECUTIVE COMPENSATION

        The following summary compensation table (the "Compensation Table") summarizes compensation information with respect to the Chief Executive Officer of the Company and each of the Company's most highly compensated executive officers who earned on an annualized basis more than $100,000 for services rendered during the year ended December 31, 1998 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

    Name and Principal     Fiscal Salary        Bonus     Other Annual    Securities    All Other
       Position(s)          Year    ($)           ($)     Compensation    Underlying  Compensation
                                                                         Options (#)     ($) (1)
-------------------------------------------     -------- -------------------------------------------

Charles S. Holmes           1998     80,328 (2)       -             -        112,500(3)            -
   (Chairman of the Board)  1997     65,000 (2)       -             -             -                -
                            1996         -            -             -             -                -

Timothy Moran               1998    123,077 (4)  100,000            -        200,000(5)            -
  (Chief Executive          1997         -            -             -        250,000(6)            -
  Officer and President)    1996         -            -             -             -                -

Steven E. Geller            1998    75,962  (7)       -        63,919 (8)         -                -
  (Former Chief Executive   1997   287,615  (9)       -        17,745 (10)  500,000 (3)      182,000
   Officer and Former       1996   325,000            -             -       250,000 (11)           -
   Chairman of the Board)

William H. Craig            1998    151,730       25,000         6,696(13)   230,000(3)        92,886
  (Executive Vice           1997     75,288(12)       -          3,850(13)   175,000(3)        15,106
  President-Finance and     1996         -            -             -             -                -
  Chief Financial Officer)

J. Artie Rogers             1998    119,250           -             -             -                -
   (Senior Vice President   1997    131,589           -             -         40,000(3)            -
   -Finance and Assistant   1996    132,000           -             -          5,000(11)           -
   Secretary)

Lawrence Geller             1998    100,000           -             -             -                -
  (Vice President-          1997     88,213           -             -       200,000 (3)            -
  General Counsel and       1996     86,083           -             -             -                -
  Secretary)
-----------------------------

(1)     Relocation expenses including a gross-up for individual income taxes.
(2)     Compensation as Chairman of the Board.  See Directors' Compensation.
(3)     Options granted pursuant to the 1994 Stock Option Plan.
(4) Mr. Moran became the Company's Chief Executive Officer on May 28, 1998. See Compensation Committee Report on Executive Compensation.

(5)     Options granted pursuant to the 1998 Stock Option Plan.
(6) Options granted pursuant to the 1994 Stock Option Plan while Mr. Moran was a consultant to the Company.
(7) Includes salary through May 1998 when Mr. Geller agreed to terminate his employment contract and resign his position as Chief Executive Officer.
(8) Includes $56,665 of a one year consulting agreement and $7,500 car allowance (see employment contracts below.)
(9) Mr. Geller agreed to defer a total of $100,000 of his salary (with $37,385 apportioned to the 1997 fiscal year) with the receipt of such salary being conditioned upon the Company achieving certain financial milestones. As the Company failed to achieve these milestones, Mr. Geller did not receive the $37,385 that had been deferred in 1997.
(10)    Represents $7,800 for automobile expenses and $9,945 for club dues.
(11)    Options canceled in connection with the grant of a replacement option.
(12) Mr. William Craig became the Company's Executive Vice President and Chief Financial Officer on May 13, 1997.
(13)    Represents automobile expenses.

       The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers during 1998:

                                 OPTION GRANTS IN LAST FISCAL YEAR


                                                            Individual Grants
                        --------------------------------------------------------------------------
                                               Percent of Total        Exercise or                      Grant Date
                        Shares Underlying      Options Granted to      Base Price      Expiration         Present
                        Options Granted        Employees in 1998(%)    ($/Share)(1)    Date              Value ($)(2)
                        ---------------------------------------------------------------------------------------------
Charles S. Holmes          112,500 (3)               14.7                1.380           9/17/2003      59,181

Timothy Moran              200,000 (4)               26.1                1.375           5/28/2003     140,981

William H. Craig           230,000 (4)               30.0                1.375           5/28/2003     162,128

J. Artie Rogers                  -                     -                   N/A                 N/A         N/A

Lawrence A. Geller               -                     -                   N/A                 N/A         N/A


---------------------------

(1) The closing price of the Common Stock on the American Stock Exchange on the date of grant for (3) was $.75 per share and $1.0625 for grant (4).
(2) The amounts shown as present values were estimated using the Black-Scholes option-pricing model using the weighted-average assumptions of dividend yield of 0.0%, expected volatility of 114.98%, risk free interest rate of 5.05% and expected life of 3 years.
(3) Granted pursuant to the 1994 Stock Option Plan on 9/17/98. Option vested on 3/18/99.
(4) Granted pursuant to the 1998 Stock Option Plan on 5/28/98. Option vests in three approximately equal installments on 5/28/99, 5/28/00 and 5/28/01.

The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers that were outstanding at December 31, 1998:

                                    AGGREGATED OPTION EXERCISES
                         IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES(1)




                                                                                          Value of Unexercised
                     Shares Acquired                     Number of Unexercised Options  In-the-Money Options (2)
                     Upon                  Value         --------------------------------------------------------
Name                 Exercise (#)          Realized      Exercisable   Unexercisable    Exercisable    Unexercisable
-------------------  --------------------  -----------   ------------- -------------    -----------   ---------------
Charles S. Holmes            -                  -             -         112,500            -              -

Timothy Moran                -                  -        83,333         366,667            -              -

William H. Craig             -                  -        58,300         346,700            -              -

J. Artie Rogers              -                  -        20,000          20,000            -              -

------------------------

(1) Does not include warrants to acquire shares of Common Stock. See "Certain Relationships and Transactions."
(2) Based on the $.625 per share closing price of the Company's Common Stock on the American Stock Exchange on December 31, 1998.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

    On July 15, 1994, Steven Geller entered into an employment agreement pursuant to which he became Chairman and Chief Executive Officer of EII, the Company's principal subsidiary. Subsequently, the obligations of EII under such agreement were assigned to the Company, and Mr. Geller became Chairman of the Board and Chief Executive Officer of the Company. The agreement provided for a base salary of $300,000 per annum, which was increased by the Compensation Committee to $325,000 per annum effective January 1, 1995. The initial term of the agreement expired on July 15, 1998, provided that such term was automatically extended for successive one-year periods on July 15 of each year (the "Extension Date") commencing July 15, 1996, unless either the Company or Mr. Geller gives 60 days' prior written notice to the other party that it or he elects not to extend the term of the agreement.

    In May 1998, Mr. Geller agreed to terminate his employment contract in consideration of the Compensation Committee's agreement to enter into a consulting agreement with him. The agreement provided for a minimum one-year term, a base salary of $100,000 per year and payment of certain expenses. In addition, the Committee agreed to extend the period during which Mr. Geller's stock options vest or may be exercised until June 1, 2003. The Company has notified Mr. Geller that it shall not be renewing the consulting agreement beyond May 31, 1999.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

    Pursuant to Section 16 of the Exchange Act, the Company's directors and executive officers and beneficial owners of more than 10% of the Common Stock are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the Common Stock. Based solely on a review of such reports provided to the Company and written representations from such persons regarding the necessity to file such reports, the Company has determined that the Company's directors and executive officers and beneficial owners of more than 10% of the Common Stock timely filed all required Section 16 reports during 1998.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company's compensation program for its executive officers is administered and reviewed by the Compensation Committee (the "Committee") of the Board of Directors. The Committee is comprised of two outside directors neither of whom is an employee or former employee of the Company.

COMPENSATION PHILOSOPHY

In determining the compensation payable to the Company's executive officers, the Committee seeks to achieve the following objectives through a combination of fixed and variable compensation:

o provide a total compensation opportunity that is consistent with competitive practices, enabling the Company to attract and retain qualified executives;

o create a direct link between the compensation payable to each executive officer and the financial performance both of the Company generally and of the specific business unit or units for which the executive is responsible;

o create a common interest between executive officers and the Company's stockholders through the use of stock options that link a portion of each executive officer's compensation opportunity directly to the value of the Company's common stock.

BASE SALARY

The Committee establishes the Chief Executive Officer's base salary by comparison to competitive market levels for the executive's job function. Base salaries for other officers generally approximate competitive rates and are adjusted based on individual performance as suggested by the CEO Salaries are reviewed at regular intervals, approximately annually, depending on job classification and competitive market levels.

ANNUAL INCENTIVE

For fiscal year 1998, annual bonuses were not widely granted to officers based on corporate performance. Notwithstanding the foregoing, certain executive officers, including Messrs. Moran and Craig were paid guaranteed minimum bonuses in 1998 as part of the compensation provided to induce them to join the Company's employ.

EQUITY BASED INCENTIVES

Stock options have been the Company's primary form of long-term incentive compensation. In awarding stock options to executive officers in 1998, the Committee's intent was that such options would represent a significant portion of each such officer's total compensation opportunity, thus aligning the officer's economic interests with those of the Company's stockholders. Consistent with this goal, all option awards in 1998 were made at or above the fair market value of the Common Stock as of the date of grant. The number of options granted was based on the Committee's subjective evaluation of a number of factors, including competitive market practice, past grants, management level and other matters relating to an individual's performance and ability to influence corporate results. The Committee believes that these awards were reasonable compared to similar awards made by the Company's competitors for executive talent.

During 1998, Messrs. Moran and Craig, were granted 200,000 and 230,000 stock options, respectively. The Committee's evaluation of the appropriate size of such awards was based on several factors, as subjectively evaluated by the Committee with respect to each particular officer, including: (i) the ability of the officer to affect the value of the Common Stock, and (ii) the long term compensation opportunities available to the officer at his prior employer and the extent to which such officer had to forfeit any such opportunities by accepting employment with the Company.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

During 1998, two individuals served as the Corporation's chief executive officer. Mr. Steven Geller served as the Corporation's Chief Executive Officer from January 1 to May 28, when he retired from the Company's employ. Mr. Moran became President and Chief Executive Officer on May 28 and continues to serve in those capacities.

At the time of his retirement from the Company, Mr. Geller had a three-year employment contract providing for a base salary of $325,000 per year. In consideration of Mr. Geller's agreement to terminate his employment contract, the Committee agreed to enter into a consulting agreement with him. The agreement provided for a minimum one-year term, a base salary of $100,000 per year and payment of certain expenses. In addition, the Committee agreed to extend the period during which

Mr. Geller's stock option vest or may be exercised until June 1, 2003. The Company has notified Mr. Geller that it shall not be renewing the consulting agreement beyond May 31, 1999.

As part of the negotiations to induce Mr. Moran to join the Company, and his promotion to Chief Executive Officer, the Executive Committee agreed to provide Mr. Moran a minimum annual base salary of $200,000 and guaranteed bonuses of $100,000 for 1998 and $200,000 for 1999. This agreement was ratified by the Committee, which also awarded Mr. Moran options to purchase the 200,000 shares of the Company's common stock discussed above. These options become exercisable in installments over a period of three years, and expire 5 years from the date of their grant. The number of shares subject to this award were determined pursuant to a formula based on the value of the benefits expected to be lost or foregone and the value of the Common Stock on the date his employment commenced.

POLICY AS TO SECTION 162(M) OF THE CODE

Section 162(m) of the Internal Revenue Code 1986, as amended, generally denies a publicly traded company a Federal income tax deduction for compensation in excess of $1 million paid to certain of its executive officers unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. The Company has undertaken to qualify substantial components of the incentive compensation it makes available to its executive officers for the performance exception to nondeductibility. However, in appropriate circumstances, such as in connection with the hiring of a new executive officer, it may be necessary or appropriate to pay compensation or make incentive or retentive awards that do not meet the performance based exception and therefore may not deductible by reason of Section 162(m).


                                          Members of the Compensation Committee

                                                                 James J. Pinto
                                                              Lenore H. Schupak

                   STOCKHOLDER RETURN PERFORMANCE PRESENTATION

        Set forth below is a line graph comparing the cumulative total returns (assuming dividend reinvestment) of the Company's Common Stock, the Media General Toys and Games Industry Group Index as a representative industry index and the American Stock Exchange Market Index ("Amex Index") as the required board equity market index. The Media General Toys and Games Industry Group Index is comprised of 37 toy and game companies.

Performance Graph appears below indicating plot points.

                                                             MG Toys & Games
   Measurement Period        Empire of Carolina, Inc.    Industry Group Index    AMEX Index
   ------------------        ------------------------    --------------------    -----------
Year Ended December 31, 1993        $100.00                   $100.00           $100.00
Year Ended December 31, 1994         101.92                     76.88             88.33
Year Ended December 31, 1995         107.69                     85.66            113.86
Year Ended December 31, 1996          65.38                    105.68            120.15
Year Ended December 31, 1997          21.15                    132.59            144.57
Year Ended December 31, 1998           9.62                    105.20            142.61

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

        The Company's policy is that all transactions between the Company and its executive officers, directors and principal stockholders occurring outside the ordinary course of the Company's business be on terms no less favorable than could be obtained from unaffiliated third parties or are subject to the approval of the Company's disinterested directors.

        In connection with the Series A Preferred Stock transactions, the following members of the Company's current Board of Directors made investments in the Company during 1997, which balances may subsequently have changed through December 31, 1998:

                                          SHARES OF          WARRANTS TO
                                           SERIES A            ACQUIRE
                                          PREFERRED          COMMON STOCK
                                            STOCK
                                         -------------       -------------
       Charles S. Holmes                   125,000            2,753,752
       James  J. Pinto                     100,000            2,678,752
       Lenore H. Schupak                    22,500               22,500
       John Doran                           10,000               10,000


Timothy Moran, the Company's President and Chief Operating Officer, who was a significant shareholder of the Apple Companies, and Mark Rose, the majority shareholder of the Apple Companies, participated in the Series A preferred stock transactions, acquiring 50,000 shares of Series A Preferred Stock and warrants to acquire 50,000 shares of Common Stock, each. Mark Rose is the father-in-law of Timothy Moran.

Weiss, Peck & Greer, L.L.C. ("WPG"), on behalf of investment funds for which they were managers, in June 1997 exchanged $14,900,000 of debentures for 1,490 newly-issued Series C Preferred Stock of the Company. WPG released, among other things, their claims to accrued and unpaid interest, fees and expenses. Two principals of WPG were members of the Company's Board of Directors from 1994 through November 1997.

Steven Geller, former Chief Executive Officer and director of the Company, has the right to vote 734,039 shares of Common Stock of the Company owned by Barry Halperin. Mr. Geller's right to vote such shares terminates upon Mr. Halperin's disposal thereof. Mr. Geller has certain rights of first refusal relative to Mr. Halperin's disposal of their remaining shares. Mr. Geller has a one year consulting agreement with the Company which expires May 1999.


                               EXECUTIVE OFFICERS

        Information concerning the current executive officers of the Company, their ages, position and business experience during the last five years is set forth below:

                      Name                 Age                        Position(s)
                      ----                 ---                        -----------
         Charles S. Holmes..............    54    Chairman of the Board
         Timothy Moran..................    35    President and Chief Executive Officer
         William H. Craig...............    43    Executive Vice President- Finance and Chief
                                                  Financial Officer
         J. Artie Rogers................    39    Senior Vice President - Finance and Assistant Secretary
         Lawrence A. Geller.............    35    Vice President - General Counsel and Secretary

        For information concerning the business experience of Charles S. Holmes and Timothy Moran, see "Proposal 1".


        WILLIAM H. CRAIG has served as Executive Vice President-Finance and Chief Financial Officer since May 1997. Prior to joining the Company, Mr. Craig was President of Wm. Craig & Co., a financial services firm specializing in workouts and turnarounds with middle market companies. Formation of his own firm was preceded by nearly five years with GE Capital, lending and investing in industrial companies, with a particular emphasis in the plastics industry, including various cross-selling and co-investing activities with GE Plastics. Before GE Capital, Mr. Craig was with a merchant bank in

Texas, providing expansion and acquisition capital on a mezzanine or equity basis in middle market companies, with particular emphasis on manufacturing, plastics, and consumer products. Mr. Craig's early career was as a consultant with the predecessor of Deloitte & Touche LLP, as well as GMAC.


        J. ARTIE ROGERS has 13 years experience in the toy industry. Mr. Rogers has served as Senior Vice President - Finance of the Company since December 1994. From 1987 to December 1994, Mr. Rogers served as Vice President - Finance of the Company. From 1987 to December 1995, Mr. Rogers served as Secretary of the Company, and has served as Assistant Secretary since December, 1995. Prior to joining the Company in 1986, Mr. Rogers worked for Deloitte Haskins & Sells, predecessor to the Company's current independent public accountants.

        LAWRENCE A. GELLER has served as Vice President and General Counsel since January, 1997 and as Secretary of the Company since December, 1995. Mr. Geller joined the Company in April, 1995 as corporate counsel. Prior to joining the Company, Mr. Geller was engaged in the practice of law as a partner with the firm of Imhoff & Geller in Norwalk, Connecticut from 1993 to 1995. Mr. Geller is the son of Steven Geller, the former Chairman and Chief Executive Officer of the Company.


                              STOCKHOLDER PROPOSALS

        No person who intends to present a proposal for action at a forthcoming stockholders' meeting of the Company may seek to have a proposal included in the proxy statement or form of proxy for such meeting unless that person (a) is a record beneficial owner of at least 1% or $1,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held, (b) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares with documentary support for a claim of beneficial ownership, (c) notifies the Company of his intention to appear personally at the meeting or by a qualified representative under Delaware law to present his proposal for action, and (d) submits his proposal timely. A proposal to be included in the proxy statement or proxy for the Company's next annual meeting of stockholders will be submitted timely only if the proposal has been received at the Company's principal executive office in Delray Beach, Florida no later than December 31, 1999. If the date of such meeting is changed by more than 30 calendar days from the date of the Annual Meeting, or if the proposal is to be presented at any meeting other than the next annual meeting of stockholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

        If the foregoing requirements are satisfied, a person may submit only one proposal of not more than 500 words with a supporting statement if the latter is requested by the proponent for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.


                                OTHER INFORMATION

        The Board of Directors does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter shall come before the Annual Meeting, the persons named in the enclosed Proxy will have discretionary authority to vote all Proxies not marked to the contrary with respect to such matter in their discretion.

                                    By Order Of The Board Of Directors,


                                    Lawrence Geller
                                    Secretary

Delray Beach, Florida
April 23, 1999

************************************APPENDIX************************************

                                      PROXY
                            EMPIRE OF CAROLINA, INC.
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                            EMPIRE OF CAROLINA, INC.
                  FROM THE HOLDERS OF SERIES A PREFERRED STOCK

        The undersigned, a holder of Series A Preferred Stock of Empire of Carolina, Inc., a Delaware corporation (the "Company"), hereby appoints CHARLES
S. HOLMES, TIMOTHY MORAN, and each of them, the proxies of the undersigned, each with full power of substitution, to attend, represent and vote for the undersigned, all of the shares of the Company's Series A Preferred Stock which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on June 8, 1999 and any adjournments or postponements thereof, as follows:

        The undersigned hereby revokes any other proxy to vote the shares of Series A Preferred Stock owned by the undersigned at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereof, said proxies are authorized to vote in accordance with their best judgment.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE SEVEN DIRECTORS NAMED, "FOR" THE ADOPTION OF EACH OF THE OTHER PROPOSALS AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

             (PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY
                          USING THE ENCLOSED ENVELOPE.)

                                SEE REVERSE SIDE

1. ELECTION OF DIRECTORS, as provided in Proposal 2 of the Company's Proxy Statement

   / /     FOR ALL NOMINEES LISTED BELOW

  / /      WITHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

NOMINEES: Charles S. Holmes, Timothy Moran, John J. Doran, James J. Pinto, Mark
S. Rose, Frederick W. Rosenbauer, Jr., Lenore H. Schupak,

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE, WRITE THAT NOMINEE(S) NAME BELOW:)

------------------------------------------------------------


2. The proposal to increase the actual size of the Company's Board of Directors from six to seven directors as described in Proposal 1 of the Company's Proxy Statement

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. The ratification of the appointment of Deloitte & Touche LLP as the Company's auditors for the fiscal year ending December 31, 1999 as described in Proposal 3 in the Company's Proxy Statement.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

4. Upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF A COPY OF THE NOTICE OF ANNUAL MEETING, THE ACCOMPANYING PROXY STATEMENT RELATING TO THE ANNUAL MEETING AND THE ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1998.

                   Dated _______________________________, 1999


-----------------------------------------   ------------------------------------
Signature of Shareholder                         Signature if held jointly

NOTE: The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate representing the shares of Series A Preferred Stock owned by the undersigned. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing office.

                                      PROXY
                            EMPIRE OF CAROLINA, INC.
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                            EMPIRE OF CAROLINA, INC.
                        FROM THE HOLDERS OF COMMON STOCK

        The undersigned, a holder of Common Stock of Empire of Carolina, Inc., a Delaware corporation (the "Company"), hereby appoints CHARLES S. HOLMES, TIMOTHY MORAN, and each of them, the proxies of the undersigned, each with full power of substitution, to attend, represent and vote for the undersigned, all of the shares of the Company's Common Stock which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on June 8, 1999 and any adjournments or postponements thereof, as follows:

        The undersigned hereby revokes any other proxy to vote the shares of Common Stock owned by the undersigned at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereof, said proxies are authorized to vote in accordance with their best judgment.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE FIVE DIRECTORS NAMED, "FOR" THE ADOPTION OF EACH OF THE OTHER PROPOSALS AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

             (PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY
                          USING THE ENCLOSED ENVELOPE.)

                                SEE REVERSE SIDE

1. ELECTION OF DIRECTORS, as provided in Proposal 2 of the Company's Proxy Statement

   / /  FOR ALL NOMINEES LISTED BELOW

   / /  WITHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

NOMINEES: Timothy Moran, John J. Doran, Mark S. Rose, Frederick W. Rosenbauer, Jr., Lenore H. Schupak,

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE, WRITE THAT NOMINEE(S) NAME BELOW:)

---------------------------------------------------------

2. The ratification of the appointment of Deloitte & Touche LLP as the Company's auditors for the fiscal year ending December 31, 1999 as described in Proposal 3 in the Company's Proxy Statement.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. Upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF A COPY OF THE NOTICE OF ANNUAL MEETING, THE ACCOMPANYING PROXY STATEMENT RELATING TO THE ANNUAL MEETING AND THE ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1998.

                   Dated _______________________________, 1999

-----------------------------------------   ------------------------------------
Signature of Shareholder                         Signature if held jointly

NOTE: The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate representing the shares Common Stock owned by the undersigned. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing office.